Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-202463, 333-210583, 333-219969, 333-223232, 333-232391, 333-240995 and 333-265325) of Notable Labs, Ltd. (formerly known as Vascular Biogenics Ltd.) of our report dated May 11, 2023, relating to the financial statements of Notable Labs, Inc. appearing in this Current Report on Form 8-K/A dated November 29, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California

November 29, 2023